                                                                   EXHIBIT 21.01

                                                    Place of
List of Subsidiaries of the Registrant    D.B.A.    Incorporation
--------------------------------------    ------    -------------

Narrative Communications Corporation      Enliven   DE
Excite, Inc.                                        DE
Netbot, Inc.                                        DE
Matchlogic, Inc.                                    DE
Throw, Inc.                                         WA
Classifieds2000, Inc.                               CA
iMall, Inc.                                         NV
Webshots Corporation                                CA